  Exhibit 10.1

COVID-19 STIMULUS

CUSTOMER AGREEMENT

In using the services of Wood & Huston Bank ("Bank"), to submit a Small Business Interruption Loan Application to the Small Business Administration ("SBA") under the Cares Act, RumbleOn Inc. ("CLIENT") understands and agrees:

1. Client is responsible for instructing Bank regarding the amount of the loan for which Client wishes to apply.

2. Client is responsible for supporting the requested loan amount with client's own documentation, information and the accuracy of which is Client's sole responsibility.

3. Client understands that submission of a loan application does not guarantee that the SBA will approve or make the requested loan.

4. Client understands that the requested loan, if approved by the SBA, may or may not qualify for forgiveness.

5. Client understands that if the requested loan does not qualify for forgiveness, Client must repay the loan, under the terms contained in the loan documents.

6. Client understands and agrees that Bank is not liable for delays in transmission of the application or for any failure by the SBA to receive the Application.

7. Client understands and agrees that Bank is not responsible for SBA's approval or disapproval of the Application.

8. Client releases Bank from any claims arising out of Bank's submission of Client's Application to the SBA.

9. If Client is not an individual, signing agent for Client warrants and represents that he/she is duly authorized and empowered to execute this document, the related Loan Application and Promissory Note, and any other documents in connection with the loan contemplated by this Agreement.

Thomas Aucamp	/s/ Thomas Aucamp
Name	Signature

5/1/2020
Date